                                  EXHIBIT 10.10
                              AMENDED AND RESTATED
                          SELLING SHAREHOLDER AGREEMENT

          THIS AMENDED AND RESTATED SELLING SHAREHOLDER AGREEMENT (this "Agreement") is made and enter into on the effective date of 7th day of February, 2002 by and among Paul A. Kruger, Randel T. Dunn, John F. Luther, Billy Rhodes Trustee of Rhodes Family Trust, Mary L. Kelly, and Leland S. Chaffin, Jr. (collectively, "Selling Shareholders" or singly, "Selling Shareholder"), Judith H. Henkels ("Judith"), Mary L. Kelly ("Mary"), and Precis, Inc., an Oklahoma corporation ("Precis").

                                    RECITALS

          1. The Selling Shareholders in the aggregate intend to offer for sale and sell 2,500,000 shares of Precis common stock, $0.01 pare value per share ("Common Stock") through Stonegate Securities, Inc. ("Stonegate") pursuant to registration under the Securities Act of 1933, as amended (the "1933 Act") (such offer to sell and sale is referred to as the "Public Offering"). The 2,500,000 shares of Common Stock will be offered in two groups, the first to be 1,333,000 shares ("Primary Shares") and 1,167,000 shares ("Secondary Shares"). For purposes of this Agreement, Primary Shares and Secondary Shares are collectively referred to as the "Shares."

          2. Each Selling Shareholder intends to offer for sale pursuant to the Public Offering the number of Primary Shares and Secondary Shares set forth opposite each Selling Shareholder's name as follows:

                                                                 NUMBER OF SHARES
                                                       -------------------------------------
                                                        PRIMARY     SECONDARY      TOTAL
SELLING SHAREHOLDER                                     SHARES       SHARES        SHARES
-------------------                                    --------- ------------- --------------
Paul A. Kruger                                          467000        683000         115000
Randel T. Dunn                                          866000         34000         900000
John F. Luther                                              --        250000         250000
 Billy Rhodes Trustee of Rhodes Family Trust                --         50000          50000
Mary L. Kelly                                               --         50000          50000
Leland S. Chaffin, Jr.                                      --        100000         100000

          3. Pursuant to the agreement amongst Precis, Stonegate, the Selling Shareholders dated as of February 7, 2002 (the "Stonegate Agreement"), Judith and, in her absence, Mary are appointed as the contact person for purposes of determining those Selling Shareholders desiring to sell all or any portion of their Primary Shares and, if applicable, Secondary Shares at the sale price proposed by Stonegate or offered by the purchaser.

          4. Precis does not require any additional capital as of the date of this agreement; however, the Board of Directors of Precis has concluded that it is in the best interest of Precis and its non-affiliate shareholders to take actions to increase the number of shares of Common Stock owned by non-affiliates (ultimately to increase the "public float" of the Common Stock) in order to establish and maintain a more orderly market of and broaden ownership of the Common Stock and reduce to some extent the volatility of the Common Stock in the market place, while avoiding any additional dilution to the current shareholders of Precis.

          5. Each of the Selling Shareholders will constitute an "underwriter" within the meaning of the 1933 Act and have the attendant liability.

          6. Each Selling Shareholder desires to be (i) indemnified by Precis for any and all liabilities and claims arising from or attributable to the offer and sale of the Shares and (ii) receive contributions from the other Selling Shareholders for any and all liabilities, claims and expenses arising from or attributable to the offer and sale of the Shares on a pro rata basis based upon the sale proceeds that each Selling Shareholder receives pursuant to the sale of the Shares and the Public Offering.

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          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Selling Shareholders and Precis hereby agree as follows:

          1. SELECTION OF REPRESENTATIVE. Selling Shareholders hereby appoint and authorize Judith or in her absence, Mary, as their agent and representative for all purposes under the Stonegate Agreement and for all purposes set forth herein ("Representative").

          2. PROCEDURES FOR SALE OF SHARES. Pursuant to the Stonegate Agreement, each offer to purchase Shares ("Purchase Offer") received by Stonegate will be made to and through Representative.

          2.1 ESTABLISHMENT OF MINIMUM PER SHARE SALE PRICES. Upon execution of this Agreement, each Selling Shareholder shall provide to Representative in writing the number of Primary Shares and Secondary Shares the Selling Shareholder is willing to sell at a specific price per share ("Minimum Sale Price"). Each Selling Shareholder shall have the right to change the previously established Minimum Sale Price by giving Representative three days prior written notice.

          2.2 PURCHASE OFFER GREATER THAN MINIMUM SALE PRICE. In the event Stonegate notifies Representative of an offer to purchase Shares ("Purchase Offer") and the purchase price per share equals or exceeds the Minimum Sale Price, Representative is hereby authorized to sell the Selling Shareholder's pro rata portion of the Shares, giving priority to the sale of Primary Shares as set forth below, without any further consent or notice to the Selling Shareholder. Each Selling Shareholder shall take all necessary actions to effectuate any sale in accordance with the provisions of this Section 2.2 and the other provisions of this Agreement.

          2.3 PURCHASE OFFER LESS THAN MINIMUM SALE PRICE. In the event the Purchase Offer is at a per share price less than the Minimum Sale Price, Representative shall use her best efforts to immediately notify, either orally or in writing, the Selling Shareholder regarding the terms of the offer to purchase Shares, the price per Share, the amount of Primary Shares or, if applicable, Secondary Shares that the Selling Shareholder will be entitled to sell under the Purchase Offer. Notwithstanding any other provision contained in this Agreement, Paul A. Kruger and Randel T. Dunn shall first be entitled to sell their Primary Shares and Secondary Shares before any other Selling Shareholder. Each Selling Shareholder shall have the right and authority to accept or reject such Purchase Offer (in whole or in part). In the event a Selling Shareholder elects, either orally or in writing, not to sell Selling Shareholder's Primary Shares or, if applicable, Secondary Shares, Representative shall be authorized to allocate the Shares among Selling Shareholders, including Representative in her capacity as a Selling Shareholder, to be sold in connection with such Purchase Offer as the Representative determines, in Representative's sole and absolute discretion, however, giving first priority to those Selling Shareholders that elect to accept such Purchase Offer and that have not previously sold all of their Primary Shares until all of their Primary Shares have been sold. Although Representative shall use her best efforts to notify all of the other Selling Shareholders of any Purchase Offer pursuant to this Section 2.3, Representative shall not have any liability for failure to notify a Selling Shareholder of such Purchase Offer. The failure of a Selling Shareholder to affirmatively accept any offer to purchase Shares within 24 hours following Representative's notice of such Purchase Offer pursuant to this Section 2.3 shall constitute an election by such Selling Shareholder to not accept the Purchase Offer.

          2.4 PRO RATA SALE OF SHARES. Each Selling Shareholder shall have the right, but not the obligation, to sell a proportionate number of Primary Shares based upon the number of Primary Shares held by the Selling Shareholders at the time of the Purchase Offer is received by the Representative that have not been previously sold or committed to be sold by the Selling Shareholder. Notwithstanding any other provision contained in this Agreement, Paul A. Kruger and Randel T. Dunn shall first be entitled to sell their Primary Shares and Secondary Shares before any other Selling Shareholder. Except as otherwise provided herein, in the event all of the Primary Shares have been sold or have been committed to be sold by the Selling Shareholder, each Selling Shareholder shall have the right, but not the obligation, to sell a proportionate number of Second Shares based upon the number of Secondary Shares based upon the number of Secondary Shares held by the
                                       -2-
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     Selling Shareholders at the time of the Purchase Offer is received by the
     Representative that have not been previously sold or committed to be sold by the Selling Shareholders.

          2.4 EXPENSES OF PUBLIC OFFERING. Precis hereby agrees to bear all costs and expenses of the Public Offering, including without limitation all registration and filing fees, printing expenses, fees and disbursement of Precis' legal counsel, accounting and auditing fees and disbursement of Precis' independent accountants, stock transfer, and sales commissions and discounts, if any, associated with the sale of the Shares (including the costs and expenses of Stonegate under the Stonegate Agreement and the letter agreement dated January 31, 2002) (collectively, the "Offering Costs"). To the extent that any Selling Shareholder pays an item of the Offering Costs, the Selling Shareholder that paid such Offering Costs shall be entitled to reimbursement of such Offering Costs.

     3. PRECIS INDEMNIFICATION. Precis shall indemnify and hold harmless each Selling Shareholder (the "Indemnified Party") against any and all investigations of, preparation for or defense of any pending or threatened liabilities, claims, judgment, fines and amounts paid in settlement and expenses (including attorneys fees) actually and reasonably incurred by the Indemnified Party (collectively the "Loss, Claim or Expense") in connection with any claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including any action by or in the right of Precis, to which the Indemnified Party is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnified Party is, was or at any time participant in the sale and distribution of the Shares as part of the Public Offering and by reason of any misstatement or omissions to state a material fact by Precis. Precis further agrees that the Indemnified Party shall not have any liability to Precis or its affiliates, officers, directors, agents, employees, persons deemed to be in control of Precis within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, or shareholders for any Losses, Claims or Expenses. Precis agrees that the provisions of this Section 3shall apply (i) whether or not the Indemnified Party is a formally named party to or the subject or target of any Proceeding and (ii) in addition to any liability that Precis may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Precis or an Indemnified Party.

          3.1 LIMITATIONS ON INDEMNITY. No indemnity pursuant to this Section 3 shall be paid to the Indemnified Party (i) for the amount of such Loss, Claim or Expense for which the Indemnified Party is indemnified pursuant to any insurance purchased and maintained by Precis or (ii) on account of the Indemnified Party's conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

          3.2 CONTINUATION OF INDEMNIFY. The provisions of this Section 3 shall continue during the period that the Indemnified Party shall be subject to any possible Proceeding by reason of the fact that the Indemnified Party is, was or at any time a participant in the sale and distribution of the Shares as part of the Public Offering.

          3.3 NOTIFICATION AND DEFENSE OF CLAIM. Within 30 days after receipt by the Indemnified Party of notice of the commencement of any Proceeding in which the Indemnified Party has a right to indemnification pursuant to this
     Section 3, the Indemnified Party shall notify Precis; however, the omission of the Indemnified Party to timely notify Precis shall not relieve Precis from any liability that Precis may have to the Indemnified Party under this
     Section 3 or otherwise. With respect to any such action, suit or proceeding as to which the Indemnified Party notifies Precis of the commencement thereof

          (i) Precis will be entitled to participate therein at its own expense and

          (ii) Except as otherwise provided below, to the extent that Precis may wish, any other person similarly notified by the Indemnified Party will be entitled to assume defense thereof, with counsel satisfactory to the Indemnified Party. After notice from Precis of its election to assume the defense thereof, Precis will not be liable to the Indemnified Party under this Section for any additional legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than as otherwise provided below. The Indemnified Party shall have the right to employ its own counsel in such action, suit or

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     proceeding; provided, however, that the fees and expenses of such counsel incurred after notice from Precis of the assumption of the defense thereof shall be at the expense of the Indemnifying Party, unless (a) the employment of counsel by the Indemnified Party has been authorized by Precis, (b) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between Precis and the Indemnified Party in the conduct of the defense of such action, or (C)) Precis shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expense of counsel shall be at the expense of Precis. Precis shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Precis or as to which the Indemnified Party shall have made the conclusion provided for in (b) above. Notwithstanding the foregoing, in no event shall Precis be obligated to reimburse the fees or expenses of more than one counsel for the Indemnified Party.

          (iii) Precis shall not be liable to indemnify the Indemnified Party under this Section 3 for any amount paid in settlement of any Losses, Claims or Expenses and related Proceeding effected without Precis' written consent. Precis shall not settle any Losses, Claims or Expenses and related Proceedings in any manner that would impose any obligation, penalty or limitation on the Indemnified Party without the Indemnified Party's written consent. Neither Precis nor the Indemnified Party will unreasonably withhold its consent to any proposed settlement.

          3.4 REPAYMENT OF EXPENSES. The Indemnified Party shall reimburse Precis for all reasonable expenses paid by Precis in defending any Proceeding against the Indemnified Party in the event and only to the extent that it shall be ultimately determined that the Indemnified Party is not entitled to be indemnified by Precis for such expenses under this Agreement.

          3.5 ENFORCEMENT. It is hereby acknowledged that the provisions of this
     Section 3 are contained in this Agreement to induce the Indemnified Party to participate in the Public Offering with the other Selling Shareholders and that the Indemnified Party's participation is, in part, in reliance upon the provisions of this Section 3. In the event the Indemnified Party is required to bring any action to enforce the Indemnified Party's right to collect moneys due under this Section 3 and is successful in such action, Precis shall reimburse the Indemnified Party for all of the Indemnified Party's attorneys fees and expenses in bringing and pursuing such action.

          3.6 JUDICIALLY IMPOSED LIMITATIONS. If for any reason the indemnification provisions of this Section 3 are judicially determined to be unavailable or insufficient to hold any Indemnified Party harmless, then Precis agrees to contribute to the Losses, Claims or Expenses for which indemnification is held unavailable in such proportion as is appropriate to reflect not only the relative benefits received by Precis and such Indemnified Party, but also relevant fault of each such person or entity, as well as any relevant equitable considerations.

     4. SELLING SHAREHOLDER CONTRIBUTIONS. In recognition of the "underwriter" status of each Selling Shareholder under the 1933 Act and the Public Offering is the type of transaction that sometimes results in litigation, in the event Precis fails to fully indemnify the Indemnified Parties or is prohibited from indemnifying the Indemnified Parties with respect to any Loss, Claim or Expense pursuant to Section 3 of this Agreement, each Selling Shareholder (the "Contributing Shareholder") hereby agrees to contribute and hold harmless each of the other Selling Shareholders (the "Benefitting Shareholder") against that percent of any such Loss, Claim or Expenses determined by dividing the sale proceeds received by the Contributing Shareholder from sale of Shares pursuant to the Public Offering by the aggregate sum of all proceeds received by the Selling Shareholders as s group from sale of Shares pursuant to the Public Offering. The Contributing Shareholder agrees that the provisions of this
Section 4shall apply (i) whether or not the Benefitting Party is a formally named party to or the subject or target of any Proceeding and (ii) in addition to any liability that the Contributing Shareholder may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Contributing Shareholder or the Benefitting Shareholder.

          4.1 LIMITATIONS ON INDEMNITY. No contribution pursuant to this Section 4 shall be paid to the Benefitting Shareholder (i) for the amount of such Loss, Claim or Expense for which the Indemnified Party is

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     indemnified pursuant to any policy of insurance or (ii) on account of the
     Benefitting Shareholder's conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

          4.2 CONTINUATION OF INDEMNIFY. The provisions of this Section 4 shall continue during the period that the Benefitting Shareholder shall be subject to any possible Proceeding by reason of the fact that the Indemnified Party is, was or at any time a participant in the sale and distribution of the Shares as part of the Public Offering.

          4.3 NOTIFICATION AND DEFENSE OF CLAIM. Within 30 days after receipt by the Benefitting Shareholder of notice of the commencement of any Proceeding in which the Benefitting Shareholder has a possible right to contribution pursuant to this Section 4, the Benefitting Shareholder shall notify the Contributing Shareholder; however, the omission of the Benefitting Shareholder to timely notify the Contributing Shareholder shall not relieve the Contributing Shareholder from any liability that the Contributing Shareholder may have to the Benefitting Shareholder under this Section 4 or otherwise. The Benefitting Shareholder shall have the right to employ its own counsel in such action, suit or proceeding; provided, however, in no event shall the Contributing Shareholder be obligated to reimburse the fees or expenses of more than one counsel for the Benefitting Shareholder. The Contributing Shareholder shall not be liable for contribution to the Indemnified Party under this Section 4 for any amount paid in settlement of any Losses, Claims or Expenses and related Proceeding effected without the Contributing Shareholder's written consent. The Contributing Shareholder will not unreasonably withhold its consent to any proposed settlement.

          4.4 REPAYMENT OF EXPENSES. The Benefitting Shareholder shall reimburse the Contributing Shareholder for all reasonable expenses paid by Contributing Shareholder, if any, in defending any Proceeding against the Benefitting Shareholder in the event and only to the extent that it shall be ultimately determined that the Benefitting Shareholder is not entitled to receive contribution for such expenses under this Agreement.

          4.5 ENFORCEMENT. It is hereby acknowledged that the provisions of this
     Section 4 are contained in this Agreement to induce the Benefitting Shareholder to participate in the Public Offering with the other Selling Shareholders and that the Indemnified Party's participation is, in part, in reliance upon the provisions of this Section 4. In the event the Indemnified Party is required to bring any action to enforce the Benefitting Shareholder's right to collect moneys due under this Section 4 and is successful in such action, the Contributing Shareholder shall reimburse the Benefitting Shareholder for all of the Benefitting Shareholder's attorneys fees and expenses in bringing and pursuing such action.

     5. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties to this Agreement at addresses appearing below the signature of each such party or sent by electronic transmission, with confirmation received, to the facsimile numbers also specified below the signature of each such party (or at such other address, facsimile or telephone number as shall be specified by like notice).

     6. AMENDMENT. This Agreement may be amended by the Selling Shareholders and Precis at any time only by an instrument in writing signed by the parties hereto.

     7. WAIVER. Any party hereto may with respect to any other party hereto
(a) extend the time for the performance of any of the obligations or other acts or (b) waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Agreement, time shall be of the essence.

     8. HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c)) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement, unless

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otherwise expressly provided, (e) any reference herein to a Section refers to a
Section of this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and (g) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party of any condition reasonably considered by such party to be materially burdensome to such party.

     9. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

     11. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     12. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Sections 3 and 4 (which is intended to be for the benefit of the Indemnified Party or Benefitting Shareholder and may be enforced by such Indemnified Party or Benefitting Shareholder ).

     13. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Oklahoma applicable to contracts executed and fully performed within the State of Oklahoma.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     16. WAIVER OF JURY TRIAL. EACH OF THE SELLING SHAREHOLDERS AND PRECIS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     17. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Oklahoma, County of Cleveland or, the State of Texas, County of Tarrant, the United States District Court for the Western District of Oklahoma or the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

     IN WITNESS WHEREOF, the Selling Shareholders and Precis have caused this Agreement to be executed as of the date first written above and with respect to Precis by its duly authorized officers and with respect to Rhodes Family Trust by its duly authorized trustee.

       "Selling Shareholders
                                                   /s/ Paul A. Kruger
                                                   -----------------------------
                                                   Paul A. Kruger
                                          2500 South McGee Drive, Suite 141
                                          Norman, Oklahoma 73072

                                          /s/ Randel T. Dunn
                                          --------------------------------------
                                          Randel T. Dunn
                                          Dunn & Stone
                                          4900 Richmond, Suite 202
                                          Oklahoma City, Oklahoma 73118

                                          /s/ John F. Luther
                                          --------------------------------------
                                          John F. Luther
                                          2040 North Highway 360
                                          Grand Prairie, Texas 75050

                                          Rhodes Family Trust

                                          By: /s/ Billy Rhodes
                                              ----------------------------------
                                          Billy Rhodes, Trustee
                                          Mr. Bobby Rhodes
                                          2040 North Highway 360
                                          Grand Prairie, Texas 75050

                                          /s/ Mary L. Kelly
                                          --------------------------------------
                                          Mary L. Kelly
                                          2040 North Highway 360
                                          Grand Prairie, Texas 75050

                                          /s/ Leland S. Chaffin, Jr.
                                          --------------------------------------
                                          Leland S. Chaffin, Jr.
                                          2040 North Highway 360
                                          Grand Prairie, Texas 75050

       "Representatives"

       "Judith"                             /s/ Judith H. Henkels
                                            ------------------------------------
                                          Judith H. Henkels
                                          2040 North Highway 360
                                          Grand Prairie, Texas 75050
       "Mary"
                                          /s/ Mary L. Kelly
                                          --------------------------------------
                                          Mary L. Kelly
                                          2040 North Highway 360
                                          Grand Prairie, Texas 75050

       "Precis"                             PRECIS, INC.

                                          By /s/ Judith H. Henkels
                                            ------------------------------------
                                                 Judith H. Henkels, Chief
                                                    Executive Officer
                                                 2040 North Highway 360
                                                 Grand Prairie, Texas 75050

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